Exhibit 23

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this form 10-K incorporated by reference into the Company's previously filed Registration Statements (File Nos. 33-48285, 33-
88012, 33-80912, 33-85137, 333-28335 and 333-1696).



                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 5, 1999

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